Exhibit C
              Form of Investor Rights Agreement

                         NEOPATH, INC.

                   Investor Rights Agreement


                             Dated

                             as of

                       February 8, 1999

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                           CONTENTS
                           ________

1.   Certain Definitions                                     1

2.   Shelf Registration                                      2

3.   Expenses of Registration                                2

4.   Obligations of the Company                              2

5.   Information by Investors                                3

6.   Indemnification and Contribution                        4

7.   Delay of Registration                                   6

8.   Assignment of Registration Rights                       7

9.   Termination of Registration Rights                      7

10.  Notices                                                 7

11.  Amendments and Waivers                                  8

12.  Severability                                            8

13.  Entire Agreement; Governing Law                         8

14.  Counterparts                                            8

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                   INVESTOR RIGHTS AGREEMENT

     INVESTOR RIGHTS AGREEMENT, dated as of February 8, 1999, by and among NEOPATH, INC., a Washington corporation (the
"Company"), and the parties listed on Schedule A hereto, as at any time amended (the "Investors").

                           Recitals

     A. Pursuant to a Common Stock Purchase Agreement, dated as of February 8 1999 (the "Purchase Agreement"), the Company has agreed to issue and sell shares of its common stock, par value $.01 per share (the "Common Stock") (collectively, the "Initial Investors").

     B. The execution of this Agreement by the parties hereto is a condition to the obligation of each Investor to purchase the Common Stock.

     C. The Company and the Investors desire to enter into this Agreement to facilitate the purchase and sale of the Common Stock.

                           Agreement

     1.   Certain Definitions

     As used in this Agreement, the following terms not otherwise defined in this Agreement shall have the following respective meanings:

     "Closing Date" shall mean the date of closing of the issuance and sale of the Shares from the Company to the Investors as provided in the Purchase Agreement.

     "Commission" shall mean the United States Securities and Exchange Commission.

     "Shelf Period" shall mean the period commencing on the date of effectiveness of the registration statement filed in accordance with Section 2 hereof and ending on the date two years from the Closing Date.

     "The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement with the Commission in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Securities" shall mean the Shares; provided, however, that Shares shall cease to be treated as Registrable Securities at such time as they (i) have been sold pursuant to an effective registration statement under the Securities Act or (ii) have otherwise been sold or transferred to or through a broker, dealer or underwriter in a public distribution or a public securities transaction.

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     "Registration Expenses" shall mean all expenses, except
as stated in the definition of Selling Expenses, incurred by the Company in complying with this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and of one special counsel to the Investors per registration statement, and blue sky fees and expenses.

     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Registrable Securities by the Investors.

     "Shares" shall mean the shares of Common Stock to be issued and sold by the Company to the Investors in accordance with the Purchase Agreement.

     2.   Shelf Registration

     On or before the date ten days after the Closing Date, the Company shall file a registration statement with the Commission with respect to the registration of all the Registrable Securities held by the Investors and shall use its best efforts to have such registration statement declared effective within 90 days of the Closing Date or as soon as practicable thereafter. After the effective date of such registration statement, the Company shall use its best efforts to maintain the registration effective for the period that ends upon the earliest of (i) the expiration of the Shelf Period, (ii) the time at which all Shares (excluding any Shares that cease to be Registrable Securities) have been sold or distributed pursuant to such registration statement or
(iii) the date after which all Shares (excluding any Shares that cease to be Registrable Securities) may be sold in a single transaction without registration in reliance on Rule 144 under the Securities Act. Without intending in any manner to diminish the obligations of the Company under
Section 4(b), if at any time during the Shelf Period the Company notifies the Investors that there exists or may exist material nonpublic information which must be disclosed in order for the registration statement not to be false or misleading, then the Company may require that no sales may be made under the registration statement until such time as disclosure is made or the Company determines that disclosure is not necessary; provided, however, that the aggregate period of time during which sales may not be made as a result of the Company's exercise of the foregoing right shall not exceed
120 days during the Shelf Period. The Company shall use its best efforts to cause any required disclosure to be made as soon as practicable.

     3.   Expenses of Registration

     All Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered on behalf of each Investor shall be borne by such Investor on the basis of the number of shares of Common Stock registered and sold.

     4.   Obligations of the Company

     When required under Section 2 hereof to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

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     (a) Prepare and file with the Commission a registration
statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become and remain effective at the times and for the periods provided in this Agreement.

     (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Investors such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of all securities covered by such registration statement.

     (d) Use reasonable efforts to register and qualify the securities covered by such registration statement under such state securities or blue sky laws as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states.

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Investor participating in such registration shall also enter into and perform its obligations under such an agreement.

     (f) Notify each Investor of Registrable Securities covered by such registration statement, during the time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of any selling Investor, promptly furnish to all the selling Investors a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the selling Investors, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     5.   Information by Investors

     Each Investor shall furnish to the Company such information regarding itself, the Registrable Securities it holds and the distribution proposed by it as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

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     6.   Indemnification and Contribution

     (a) Indemnification by the Company. Upon the registration of Registrable Securities, the Company shall indemnify and hold harmless the Investors and each underwriter, selling agent or other securities professional, if any, that facilitates the disposition of such Shares, and each of their respective officers and directors and each person who controls the Investors, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities, joint or several, to which the Investors or such other persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which the Registrable Securities are to be registered under the Securities Act, or any prospectus contained therein or furnished by the Company to the Investors or other such person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse the Investors or other person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to the Investors or other person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Investors or such other person expressly for use therein.

     (b) Indemnification by the Investors. Each Investor agrees, as a consequence of the inclusion of the Investor in such registration, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of such Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, officers who sign any registration statement with respect to the Registrable Securities and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Investor, underwriter, selling agent or other securities professional expressly for use therein,

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and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify such indemnifying party in writing of the commencement thereof; no indemnification provided for in subsection (a) or
(b) above with respect to such claim shall be available to any party who shall fail to give notice as provided in this subsection (c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this
Section 6 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless representation of such indemnifying party and such indemnified party by the same counsel would be inappropriate due to actual or potential conflicting interests between such parties. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) Contribution. If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other

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things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Investors or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Investors and any underwriters, selling agents or other securities professionals in this Section 6(d) to contribute shall be several in proportion to the number of shares of Common Stock registered, underwritten, or sold as the case may be, by them and not joint.

     (e) Notwithstanding any other provision of this
Section 6, in no event will (i) any Investor be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by the Investor from the sale of the Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any registration statement under which such Registrable Securities are to be registered under the Securities Act and (ii) any underwriter, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter, selling agent or other securities professional with respect to the Registrable Securities underwritten or sold by it.

     (f) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to the Investor, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the obligations of the Investor or other such person under this Section 6 shall be in addition to any liability which the Investor or other person may otherwise have to the Company, its directors, officers who sign any registration statement with respect to the Registrable Securities and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

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     7.   Delay of Registration

     No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     8.   Assignment of Registration Rights

     The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by an Investor to a transferee or assignee of such securities who shall, upon such transfer or assignment, be deemed an "Investor" under this Agreement; provided, however, that the Company is, within a reasonable period of time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and such transferee or assignee assumes the transferor's or assignor's obligations under this Agreement; provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and that such transferee or assignee is either (a) a partner or retired partner of any Investor that is a partnership, (b) a member of the immediate family or a trust for the benefit of any Investor that is an individual,
(c) an entity controlling, controlled by or under common control with any Investor that is not an individual, or a limited partner, general partner or other affiliate of an Investor, (d) a constituent member of any Investor that is a limited liability company or (e) a transferee of at least 500,000 shares of Common Stock (as adjusted for stock splits, stock dividends, stock consolidations and the like).

     9.   Termination of Registration Rights

     The registration rights granted pursuant to this Agreement shall terminate as to all Investors on the second anniversary of the Closing Date. In addition, such rights shall terminate as to any Investor when all Registrable Securities of such Investor have been sold or distributed or when all Registrable Securities of such Investor may be sold in a single transaction without registration in reliance on Rule 144 under the Securities Act.

     10.  Notices

     Unless otherwise provided, any notice desired or required to be given hereunder shall be in writing given by personal delivery or certified or registered mail, or confirmed facsimile transmission, in any such case addressed or sent:
(a) if to the Company, with a copy to Perkins Coie, 1201 Third Avenue, 40th Floor, Seattle, WA 98101, Attn: Michael E Stansbury, Facsimile: (206) 583-8500; (b) if to an Investor, to the address or facsimile number listed on Exhibit A hereto; or (c) to such other address or facsimile number as any party shall have previously designated by such a notice. The effective date of any notice or request shall be three days from the date it is sent by the addresser with charges prepaid so

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long as it is in fact received within five days, or when
successful transmission is confirmed if sent by facsimile, or when personally delivered.

     11.  Amendments and Waivers

     Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of 75% of the Registrable Securities outstanding; provided any adverse effect on any Investor affects all Investors equally.

     12.  Severability

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     13.  Entire Agreement; Governing Law

     This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof. This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within the State of Washington.

     14.  Counterparts

     This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                          NEOPATH, INC.

                         By  /s/ ALAN C. NELSON
                             __________________
                             Alan C. Nelson
                             Chairman, President and
                             Chief Executive Officer


                         INVESTORS:

                         THE KAUFMANN FUND, INC.

                         By  /s/ JOSEPH KLEIN III
                             ____________________
                             Its Health Care Analyst


                         CAPITAL RESEARCH AND MANAGEMENT
                         COMPANY ON BEHALF OF SMALLCAP WORLD
                         FUND, INC.

                         By  /s/ MICHAEL DOWNER
                             __________________
                             Michael J. Downer
                             Secretary


                         ZESIGER CAPITAL GROUP, LLC, as
                         attorney-in-fact for each of the
                         Investors indicated on Exhibit A
                         hereto

                         By  /s/ ALBERT L. ZESIGER
                             _____________________
                             Its Principal

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                           Exhibit A
                     Schedule of Investors


Name, Address and Facsimile Number       Shares
__________________________________       ______

The Kaufmann Fund, Inc.               1,821,000
25 Light Street, Suite 300
Baltimore, MD 21202
FAX (410) 659-7355

Capital Research and                    500,000
Management Company on behalf
of SmallCap World Fund, Inc.
333 South Hope Street
Los Angeles, CA 90071
FAX (213) 486-9299

Investors represented by
Zesiger Capital Group, LLC
320 Park Avenue
New York, NY  10022
FAX (212) 508-6329
   The Jenifer Altman Foundation         7,000
   Alza Corporation Retirement Plan      6,000
   Dean Witter Foundation                6,000
   The Ferris Hamilton Family Trust      5,000
   John J. & Catherine H. Kayola         4,000
   Arthur D. Little Employee
     Investment Plan                    60,000
   The Magee/Bernhard LLC               18,000
   The Meehan Investment
     Partnership I, L.P.                 4,000
   Margaret M. Legacy                    6,000
   NFIB Employee Pension  Trust         12,000
   NFIB Corporate Account               15,000
   Norwalk Employees' Pension Plan      12,000
   Public Employee Retirement
     System of Idaho                   120,000
   Roanoke College                       6,000
   The A & JS Family LLC                11,000
   City of Stamford Firemen's
     Pension Fund                       18,000
   State of Oregon PERS/ZCG            240,000
   Van Loben Sels Foundation             5,000
   The A & SW Family LLC                12,000
   Wells Family LLC                      6,000
   Wolfson Investment Partners LP        6,000

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